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                                  EXHIBIT 99.3


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                              FULFILLMENT AGREEMENT

     THIS FULFILLMENT AGREEMENT (this "Agreement") is entered into this 13th day of May, 1996 by and among Software Spectrum, Inc., a Texas corporation ("Purchaser"), Egghead, Inc., a Washington corporation ("Seller"), and DJ&J Software Corporation, a Washington corporation and a wholly owned subsidiary of Seller ("Operating").

                                    RECITALS

     A. Pursuant to that certain Asset Purchase Agreement dated March 23, 1996 among the parties hereto (the "Purchase Agreement"), Purchaser is acquiring certain of the operating assets of the corporate, governmental and educational products division of Seller ("Division").

     B. During the period following the date of this Agreement, Purchaser desires to obtain from Seller, and Seller is willing to provide to Purchaser through Operating, certain fulfillment services with respect to sales of products to customers of Division (the "CGE Products") and other services relating to the business of Division, all in accordance with the terms and conditions of this Agreement.

     C. All terms not defined herein shall have the same meaning as set forth in the Purchase Agreement. The words "this Agreement," "hereby," "herein," "hereof," and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and the word "Section," "Schedule" and like references are to this Agreement, unless otherwise specified. Except as otherwise specified in this Agreement, all references to "Seller" shall include Operating.

                                    AGREEMENT

1.   SERVICES TO BE PROVIDED

     1.1   SERVICES PROVIDED

     During the Fulfillment Period (as hereinafter defined), Seller shall provide to Purchaser the following fulfillment services (the "Fulfillment Services") with respect to sales of CGE Products to customers of Division:

          (a) Maintain in inventory the CGE Products listed in Schedule A in the quantities set forth on Schedule A, as such CGE Products and such amounts may be amended from time to time by agreement between Seller and Purchaser, which

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shall consist of CGE Products sold primarily by Division and only incidentally by Seller's retail operations (the "Schedule A Inventory"), but only to the extent such CGE Products are available from suppliers (it being understood that Seller and Purchaser shall use their commercially reasonable best efforts to return to the supplier any CGE Products that have been deleted from (or the amounts reduced on) Schedule A);

          (b) Maintain in inventory an adequate supply of CGE Products listed on Schedule B that are sold by both Division and Seller's retail operations (the "Schedule B Inventory"), but only to the extent such CGE Products are available from suppliers;

          (c) Maintain in inventory an adequate supply of new software products released by publishers during the term hereof that Seller and Purchaser shall identify periodically by mutual agreement (the "New Product Inventory"), but only to the extent such new products are available from suppliers (provided that a 50-50 distribution of the available supply of any high-demand new products between Seller's retail operations and Division shall constitute an "adequate" supply);

          (d) Supply the CGE Products listed in Schedule C, if available in Seller's inventory, but shall have no obligation to maintain inventories of such products;

          (e) As part of the Fulfillment Services, Seller will ensure that Purchaser's packing slips, invoices and "remit to" information are included on the cartons shipped pursuant to this Agreement. In this regard, Purchaser will provide Seller with supplies of forms for inclusion with the cartons that conform to, and do not require modification of, Seller's existing software formats and computer system;

          (f) Ensure the shipment of Schedule A Inventory, Schedule B Inventory and New Product Inventory products (in the case of the Schedule B Inventory and New Product Inventory to the extent available from suppliers) to customers of Division such that 98% of orders for such products received prior to 2:00 p.m., Spokane time, for fulfillment are accurately filled and shipped on the same day that such orders are received; provided that such products are available in Seller's inventory;

          (g)  Process invoices relating to orders shipped pursuant to this
Section 1.1. Customer returns, customer credits and price adjustments for products shipped by Seller pursuant to this Agreement during the Fulfillment Period shall be the sole responsibility of Purchaser. Seller will cooperate with Purchaser and will use commercially reasonable best efforts to assist Purchaser in obtaining credits from

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vendors for returns for any products not authorized for sale by Purchaser but shipped by Seller pursuant to this Agreement during the Fulfillment Period; and

          (h) Provide Purchaser with reports on the Fulfillment Services in the same reporting formats, with the same detail, with the same frequency and promptness and for the same time periods as historically prepared by Seller for Division prior to Closing.

     Purchaser understands and agrees that (i) Seller will have no obligation to maintain in inventory or otherwise make available any products not listed on Schedule A, Schedule B or Schedule C or included in New Product Inventory, and that Purchaser will obtain any such products ("special orders") from other sources, and (ii) Purchaser assumes responsibility for all special order processing. In connection with special order processing, Purchaser will be responsible for locating such products and arranging for shipment of such products to Seller's warehouse. Seller will process such products in Seller's inventory and will ship such products to the customer in accordance with the terms of this Agreement. Purchaser agrees to pay to Seller the per carton fee set forth in Section 4(a) for all such special orders processed by Seller.

     1.2   TECHNICAL SYSTEMS SUPPORT

     Seller will also make available to Purchaser the following technical systems support services relating to the Assets or the business of Division, as requested by Purchaser (the "Systems Support" and, together with the Fulfillment Services, the "Services"), for the following periods:

          (a) IBM AS400 computer processing services and reporting for those software applications in existence on the date of the Purchase Agreement or used by Division during the last three months for up to four months from the Closing Date (including, without limitation, the VLAM software and the order entry, invoicing, inventory and related customer reporting and vendor reporting systems), except that Seller shall maintain any such software applications relating to collection of the Seller Receivables for up to 150 days from the Closing Date;

          (b) Use of Seller's AT&T telephone switch for up to one year from the Closing Date;

          (c) Use of Seller's OCTEL voice mail system for up to one year from the Closing Date; and

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          (d)  Support of Seller's existing Lotus Notes access to the field sales personnel and management through Seller's servers for up to one year from the Closing Date.

     Seller agrees to cooperate with Purchaser and to provide reasonable assistance to Purchaser in identifying all reports and other information that will be reasonably required in order to permit Purchaser to fully utilize the Services. All Services provided by Seller shall be performed in a commercially reasonable manner within a reasonable time period after request for such services. Purchaser will pay $50.00 per employee hour worked for the Systems Support for all applications maintenance and in connection with the conversion of Seller's computer systems to Purchaser's systems performed pursuant to this
Section 1.2 at Purchaser's request. As part of the Systems Support provided, Seller will document the Systems Support performed at the hourly rate set forth above for such services; provided that, Purchaser will not be charged for incidental, ministerial and other services not of a technical or professional nature. Seller will not charge Purchaser for (i) services in connection with the transfer to Purchaser of data or other information relating to or concerning Division in the form currently available to Seller, (ii) a copy, in electronic or other suitable form, of the data created by Seller during the Fulfillment Period in the ordinary course of providing the Fulfillment Services, or
(iii) Systems Support required or reasonably requested in order to allow Purchaser to perform its obligations under Section 1.7 of the Purchase Agreement, except as specified in such Section 1.7.

     Upon the Closing, Purchaser will assume telephone voice and data line charge responsibility for Purchaser's operations and data line charge responsibility for Lotus Notes access from the field in its current configuration and Seller will not maintain such capability beyond the periods set forth in Section 1.2 (b)-(d).

2.   NATURE OF SERVICES; AUTHORITY

     In providing Purchaser with the Fulfillment Services and the Systems Support as described in this Agreement, Seller shall comply with all reasonable instructions of Purchaser so long as such instructions do not have the effect of making materially more burdensome the Services to be provided by Seller pursuant to this Agreement. Under no circumstances shall Seller have the authority to contract for or otherwise legally bind Purchaser, and Seller shall under no circumstances be deemed to be an agent or representative of Purchaser.
Likewise, under no circumstances shall Purchaser have the authority to contract for or otherwise legally bind Seller, and Purchaser shall under no circumstances be deemed to be an agent or representative of Seller. Seller shall retain exclusive control over its employees responsible for providing the Services contemplated by this Agreement, and Seller shall be responsible for and will indemnify Purchaser against any claims brought by such

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employees with respect to their employment by Seller (including the provision of the Services provided hereunder by such employees).

3.   TERM

     3.1   BASE TERM

     This Agreement shall be for a base term of 120 days from the date hereof (the "Fulfillment Period"), subject to termination in accordance with
Section 3.2. To the extent Purchaser requests Systems Support for periods extending beyond the Fulfillment Period in accordance with Section 1.2, all terms of this Agreement that do not relate expressly to the Fulfillment Services shall remain in full force and effect.

     3.2   TERMINATION

     Purchaser may at any time terminate this Agreement by giving Seller 45 days' advance written notice. If this Agreement should be terminated prior to 120 days from the date hereof, the Fulfillment Period provided for in
Section 3.1 shall extend only until the earlier of the expiration of such 45-day period and the remainder of the base term set forth in Section 3.1.

     3.3   EFFECT OF TERMINATION

     Upon receipt of a notice of termination in accordance with Section 3.2, Seller shall continue to be responsible for providing the Fulfillment Services in accordance with Section 1.1 through such termination.

4.   PAYMENT

     Seller shall render to Purchaser an invoice on Monday of each week during the Fulfillment Period, commencing on the first Monday after the Closing Date (and on the last day of the Fulfillment Period) and such invoice shall include a detailed list of the items invoiced and items shipped, reconciling the same, in a form reasonably acceptable to Purchaser, covering:

          (a) all CGE Product inventory shipped in fulfillment of orders during the period beginning on the immediately preceding Monday and ending on the immediately preceding Saturday, at Seller's weighted average cost (which represents Seller's net invoice costs) ("Seller's Cost") plus $3.00 per carton handling charge (freight to be billed directly by freight carriers and paid by Purchaser and postage associated with invoice processing to be paid by Purchaser), and

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          (b)  all Systems Support performed by Seller during the prior half-
monthly period.

     Purchaser shall remit payment to Seller by wire transfer in same day funds within five business days of receipt of each such invoice that includes the reconciliation required to be included therein.

5.   INVENTORY PURCHASE UPON TERMINATION

     At the end of the Fulfillment Period (as adjusted in accordance with Section 3.2), Purchaser will purchase at Seller's Cost, in cash F.O.B., Seller's Distribution Centers in Lancaster, Pennsylvania, or Sacramento, California, as applicable, up to $6,000,000 of Division's then-remaining Schedule A Inventory.

6.   VOLUME REBATES AND MARKETING FUNDS

     (a) After the Closing, Seller relinquishes any rights or claims to marketing funds and sell-through rebates derived from the business activities of the acquired Assets, including those related to the CGE Products purchased and fulfilled by Seller and sold by Division during the Fulfillment Period or purchased by Purchaser in accordance with Section 5.

     (b) Seller agrees to cooperate with Purchaser to arrange sell-through and purchase rebates with major suppliers based on sales and purchases fulfilled by Seller derived from business activities relating to the acquired Assets, (any such rebates to be paid to Purchaser by such suppliers).

7.   RECORDS; CONFIDENTIALITY

     Seller shall cause to be kept accurate books and records with respect to the costs and expenses incurred in connection with the Services provided hereunder, and Purchaser shall be permitted to inspect such books and records with respect to such costs and expenses during normal business hours upon reasonable notice to Seller. Purchaser shall have the right to make copies of such records, at Purchaser's expense. Purchaser and Seller agree that each of them shall keep confidential such records in accordance with the terms of
Section 4.7 of the Purchase Agreement.

8.   INDEPENDENT CONTRACTOR STATUS

     Seller shall render and perform the Services as an independent contractor, in accordance with the standards set forth in Section 9(c), subject to its compliance with the provisions of this Agreement and with all applicable laws, ordinances and regulations.

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9.   DISCLAIMER; LIMITED LIABILITY

     (a) Provided that Seller continues to perform its obligations under this Agreement in a commercially reasonable manner, nothing in this Agreement will require Seller to provide or develop additional systems support programs, to retain employees that it determines are not otherwise necessary in the conduct of its business or to render any service not provided for in this Agreement, or in a manner or pursuant to methods different from the standard set forth in
Section 9(c), or, in performing Fulfillment Services or Systems Support hereunder, to make any change or addition that will require capital expenditures.

     (b) The duties of Seller under this Agreement are subject to interruption or discontinuance by Seller at any time and from time to time, without incurring liability to Purchaser or any other Person for any loss, damage or expense that may result therefrom, for force majeure or other causes beyond Seller's control.

     (c) Subject to Section 9(b), Seller will use commercially reasonable efforts to make the Fulfillment Services and Systems Support available with substantially the same degree of care as it used in providing Fulfillment Services to Division prior to the Closing.

10.  MISCELLANEOUS

     10.1  COMPLETE AGREEMENT; CONSTRUCTION

     This Agreement, together with the Purchase Agreement and the other Ancillary Documents, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

     10.2  APPLICABLE LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, as applied to contracts executed and to be fully performed in such state.

     10.3  NOTICES

     Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered or deposited in the mail, postage prepaid, sent certified or registered, and addressed as respectively set forth below, or to such other address as any party shall have previously designated by such a notice. Any notice so delivered personally shall be deemed to be received on the date of

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delivery and any notice so mailed shall be deemed to be received three days after the date on which it was mailed.

     Notices to Purchaser and Seller shall be sent as follows:

          TO PURCHASER:

          Software Spectrum, Inc.
          2140 Merrit Drive
          Garland, Texas  75041
          Attn:  Mr. Keith Coogan

          TO SELLER OR OPERATING:

          Egghead, Inc.
          22705 East Mission
          Liberty Lake, Washington  99019
          Attn:  Mr. Terence M. Strom

     10.4  AMENDMENTS

     This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

     10.5  SUCCESSORS AND ASSIGNS

     Except in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto, neither this Agreement nor any part hereof shall be assigned without the prior written consent of the other party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; PROVIDED, HOWEVER, that the provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

     10.6  NO THIRD-PARTY BENEFICIARIES

     This Agreement is not intended, nor shall it be construed, to confer any enforceable rights on any Person not a party hereto.

     10.7  TITLES AND HEADINGS

     Titles and headings to Sections herein are for convenience only and shall not be deemed parts thereof.

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     10.8  ENFORCEABILITY

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

     10.9  COUNTERPARTS

     This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

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     IN WITNESS WHEREOF, the parties hereto have entered into and signed this
Agreement as of the date and year first above written.

SOFTWARE SPECTRUM, INC.                 EGGHEAD, INC.

By  /s/ JUDY O. SIMS                    By  /s/ TERENCE M. STROM
   ----------------------                  ---------------------

 Its  Chief Executive Officer            Its  President and CEO
      -----------------------

                                        DJ&J SOFTWARE CORPORATION

                                        By /s/ TERENCE M. STROM
                                           --------------------

                                         Its  Presdient and CEO

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